EXHIBIT 99.1

SUMMARY OF ZONES, INC BOARD MEETING FEES AND BASIC COMPENSATION

Our non-employee directors receive a quarterly retainer fee of $2,500, in addition to $1,000 for each in-person meeting of the Board of Directors they attend. Our non-employee directors also receive fees associated with the committee meetings they attend. The Audit Committee is comprised of its chair, John Bauer, and members Kenneth Kirkpatrick, William Keiper and Cathi Hatch. The Compensation Committee is comprised of its chair, Kenneth Kirkpatrick, and members John Bauer, William Keiper and Cathi Hatch. The Nominating and Corporate Governance Committee is comprised of its chair, Kenneth Kirkpatrick, and members John Bauer and Cathi Hatch. The Strategic Matters Committee is comprised of its Chair, William Keiper. The following summarizes the fees paid to board members for committee meetings:

Committee	Position	Compensation per Committee Meeting
Audit Committee	Chair	$5,000
	Member	$2,000

Compensation Committee	Chair	$1,500
	Member	$ 750

Nominating and Corporate Governance Committee	Chair	$2,500
	Member	750

The Strategic Matters Committee member is paid a quarterly fee, which is not based on meetings attended. Members of the Strategic Matters Committee are paid $6,250 quarterly.